UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure
On August 18, 2026, Haemonetics Corporation (the “Company”) furnished a Current Report on Form 8-K disclosing its entry into a non-exclusive supply agreement with CSL Plasma Inc. (“CSL”), under which CSL may utilize the Company’s NexSys PCS® devices with Persona® PLUS technology and purchase related disposables in the United States. On October 8, 2026, CSL announced that it expects to complete the rollout of the Company’s devices and disposables under the supply agreement by the end of calendar year 2027, and CSL has informed the Company that it currently anticipates that the transition to the Company’s devices and disposables will occur at all of CSL’s current U.S. plasma collection centers. The scope and timing of the rollout remain subject to change consistent with the terms of the supply agreement, and the implementation details for the rollout are still to be determined by CSL and the Company. Accordingly, the Company is not updating its previously issued fiscal 2027 guidance at this time. The Company expects to provide an update regarding the anticipated impact of the supply agreement on its fiscal 2027 financial results in connection with its second fiscal quarter earnings call in November 2026.
The foregoing information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements about the Company’s non-exclusive supply agreement with CSL, including, but not limited to, statements related to the expected utilization of Company products at CSL centers, the scope and timing of the rollout, and the Company’s anticipated timing for updates relating to the impact of the agreement on the Company’s fiscal 2027 financial results. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties, which include, without limitation, customer demand and adoption of the Company’s products; the timing and volume of any purchases by CSL under the agreement; changes to CSL’s transition plans to the Company’s devices and disposables; the Company’s ability to timely manufacture and supply its products consistent with CSL’s anticipated rollout; and other factors described in the Company’s filings with the Securities and Exchange Commission. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the Company’s reports on Forms 10-K, 10-Q and 8-K) for information about additional risks and uncertainties that could cause the Company’s actual results to differ materially from those described in this Current Report on Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

October 8, 2026	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer